EXHIBIT 99

News Release
For further information contact:
Jeff Elliott or Geralyn DeBusk
Halliburton Investor Relations
972-458-8000

Dave & Buster’s, Inc. Reports Financial Results for its Fiscal 2009 Third Quarter

DALLAS—December 15, 2009—Dave & Buster's, Inc., a leading operator of high volume entertainment/dining complexes, today announced results for its third quarter ended November 1, 2009.

Total revenues decreased 2.1% to $117.2 million in the third quarter of 2009, compared to $119.7 million in the third quarter of 2008.  This revenue decline was comprised primarily of a 7.4% decrease in comparable store sales offset by a $5.9 million increase in revenues from non-comparable operations.  Total Food and Beverage revenues decreased 5.3%, while revenues from Amusements and Other increased 1.4%.

EBITDA (Modified) for the third quarter of 2009 of $10.2 million was less than prior year EBITDA (Modified) of $10.9 million by 6.9%.  Adjusted EBITDA, which excludes Pre-opening costs, expense reimbursements to affiliates and non-recurring charges, decreased 3.6% to $11.3 million versus $11.8 million in the third quarter of fiscal 2008.

Total revenues for the 39-week period decreased 2.8% to $387.1 million from $398.4 million for the comparable period last year.  This revenue reduction was comprised of an 8.5% decrease in comparable store sales partially offset by a $21.7 million increase in revenues from non-comparable operations.  Total Food and Beverage revenues decreased 5.8%, while revenues from Amusements and Other increased 0.5%.

EBITDA (Modified) for the 39-week period of $53.7 million was less than prior year EBITDA (Modified) of $57.8 million by 7.0%.  Adjusted EBITDA decreased 4.2% to $57.7 million, versus $60.2 million for the comparable period last year.

“We are encouraged that the key differentiator of the Dave & Buster's brand, our Amusements business, has remained relatively strong during this economic downturn,” said Steve King, Chief Executive Officer.  “This gives us confidence that as the economy recovers, we are well positioned to take advantage of renewed discretionary spending”

Non-GAAP Financial Measures
A reconciliation of EBITDA (Modified) and Adjusted EBITDA to net income, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the attachment to this release.

The Company will hold a conference call to discuss third quarter results on Tuesday, December 15, 2009, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time).  To participate in the conference call, please dial (866) 765-2661 a few minutes prior to the start time and reference code # 43366078.  Additionally, a live and archived webcast of the conference call will be available on the Company's Web site, www.daveandbusters.com.

Celebrating over 27 years of operations, Dave & Buster's was founded in 1982 and is one of the country's premier entertainment/dining concepts.  We operate 55 locations and franchise one location in the United States and in Canada.  More information on the Company is available on the Company's Web site, www.daveandbusters.com.

The statements contained in this release that are not historical facts are forward-looking statements.  These forward-looking statements involve risks and uncertainties and, consequently, could be affected by our level of indebtedness, general business and economic conditions, the impact of competition, the seasonality of the company’s business, adverse weather conditions, future commodity prices, guest and employee complaints and litigation, fuel and utility costs, labor costs and availability, changes in consumer and corporate spending, changes in demographic trends, unfavorable publicity, our ability to open new complexes, acts of God, and governmental regulations.

DAVE & BUSTER’S, INC.
Condensed Consolidated Balance Sheets
(in thousands)

ASSETS	November 1, 2009	February 1, 2009
	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$6,440	$8,534
Other current assets	28,936	30,619
Total current assets	35,376	39,153

Property and equipment, net	291,878	296,805

Intangible and other assets, net	143,381	144,978

Total assets	$470,635	$480,936

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$63,282	$74,349

Other long-term liabilities	82,360	85,314

Long-term debt, less current liabilities	232,559	229,250

Stockholders’ equity	92,434	92,023

Total liabilities and stockholders’ equity	$470,635	$480,936

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	13 Weeks Ended November 1, 2009		13 Weeks Ended November 2, 2008

Food and beverage revenues	$60,549	51.7%	$63,910	53.4%
Amusement and other revenues	56,636	48.3%	55,829	46.6%
Total revenues	117,185	100.0%	119,739	100.0%

Cost of products	23,636	20.2%	24,419	20.4%
Store operating expenses	75,842	64.7%	76,856	64.2%
General and administrative expenses	7,202	6.2%	7,693	6.4%
Depreciation and amortization	13,932	11.9%	12,449	10.4%
Pre-opening costs	983	0.8%	625	0.5%
Total operating expenses	121,595	103.8%	122,042	101.9%

Operating loss	(4,410)	(3.8)%	(2,303)	(1.9)%
Interest expense, net	5,598	4.8%	6,996	5.8%

Loss before provision for income taxes	(10,008)	(8.6)%	(9,299)	(7.7)%
Income tax benefit	(4,518)	(3.9)%	(3,573)	(3.0)%
Net loss	$(5,490)	(4.7)%	$(5,726)	(4.7)%

Other information:
Stores open at end of period (1)	56		50

The following table sets forth a reconciliation of net income (loss) to EBITDA (Modified) and Adjusted EBITDA for the periods shown:

Total net loss	$(5,490)	$(5,726)
Add back: Income tax benefit	(4,518)	(3,573)
Interest expense, net	5,598	6,996
Depreciation and amortization	13,932	12,449
Loss on asset disposal	414	437
Gain on acquisition of limited partnership	(18)	-
Share-based compensation	261	255
Currency transaction loss	11	108
EBITDA (Modified) (2)	10,190	10,946
Add back: Pre-opening costs	983	625
Wellspring expense reimbursement	188	188
Severance	(24)	-
Adjusted EBITDA (2)	$11,337	$11,759

DAVE & BUSTER’S, INC.
Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	39 Weeks Ended November 1, 2009			39 Weeks Ended November 2, 2008

Food and beverage revenues	$198,140	51.2%		$210,431	52.8%
Amusement and other revenues	188,998	48.8%		188,009	47.2%
Total revenues	387,138	100.0%		398,440	100.0%

Cost of products	76,797	19.8%		78,316	19.7%
Store operating expenses	232,187	60.0%		237,887	59.7%
General and administrative expenses	22,279	5.8%		24,804	6.2%
Depreciation and amortization	39,833	10.3%		36,786	9.2%
Pre-opening costs	3,181	0.8%		1,867	0.5%
Total operating expenses	374,277	96.7%		379,660	95.3%

Operating income	12,861	3.3%		18,780	4.7%
Interest expense, net	16,782	4.3%		18,953	4.7%

Loss before provision for income taxes	(3,921)	(1.0)%		(173)	(0.0)%
Income tax benefit	(3,661)	(0.9)%		(427)	(0.1)%
Net income (loss)	$(260)	(0.1	) %	$254	0.1%

Other information:
Stores open at end of period (1)	56			50

The following table sets forth a reconciliation of net income (loss) to EBITDA (Modified) and Adjusted EBITDA for the periods shown:

Total net income (loss)	$(260)	$254
Add back: Income tax benefit	(3,661)	(427)
Interest expense, net	16,782	18,953
Depreciation and amortization	39,833	36,786
Loss on asset disposal	1,031	1,286
Gain on acquisition of limited partnership	(357)	-
Share-based compensation	475	806
Currency transaction (gain) loss	(124)	108
EBITDA (Modified) (2)	53,719	57,766
Add back: Pre-opening costs	3,181	1,867
Wellspring expense reimbursement	563	563
Severance	194	-
Adjusted EBITDA (2)	$57,657	$60,196

NOTE

(1) The number of stores open at November 1, 2009 includes our stores in Plymouth Meeting, Pennsylvania; Arlington, Texas; and Tulsa, Oklahoma, which opened on July 21, 2008, November 24, 2008 and January 12, 2009, respectively.  Also included are our stores in Richmond, Virginia, Indianapolis, Indiana, and Columbus, Ohio, which opened on April 20, 2009, June 15, 2009, and October 12, 2009, respectively, as well as a franchise location in Niagara Falls, Ontario, Canada, which opened on June 25, 2009.

(2) EBITDA (Modified), a non-GAAP measure, is defined as net income (loss) before income tax expense (benefit), interest expense (net), depreciation, amortization, loss on asset disposal, gain on acquisition of limited partnership and stock-based compensation expense.  Adjusted EBITDA, also a non-GAAP measure, is defined as EBITDA (Modified) plus pre-opening costs, Wellspring expense reimbursement, non-cash and non-recurring charges.  The company believes that EBITDA (Modified) and Adjusted EBITDA (collectively, “EBITDA – Based Measures”) provide useful information to debt holders regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures.  The Company believes that the EBITDA – Based Measures are used by many investors, analysts and rating agencies as a measure of performance.  In addition, Adjusted EBITDA is approximately equal to “Consolidated EBITDA” as defined in our Senior Credit Facility and indentures relating to the Company’s senior notes.  Neither of the EBITDA – Based Measures is defined by GAAP and neither should be considered in isolation or as an alternative to other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  EBITDA (Modified) and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.